CONSUMER TESTING LABORATORIES, INC.

         490 Neponset Street
         Canton, MA  02021
         617-828-8060  FAX 617-828-8518



LABORATORY REPORT NO.  N41548                              DATE: May 13, 1997

TO:      Soy Environmental Products, Inc.
                  9135 Barton Street
                  Overland Park, KS 66214

ATTN:             Gary Haer

SUBJECT: One (1) Sample of Soy Clean Penetrant and Lubricant,  Style No.: 02007,
Size: 22 Oz., Manufactured by Soy Environmental Products, Inc., Made in USA.

REASON FOR ANALYSIS: Tests and evaluation of the sample from the viewpoint of physical properties and performance characteristics to verify claims made, including lubrication, loosening of rusty or frozen bolts, and preventing corrosion/rusting.

The report is not intended as an analysis of the composition of the product. Also, the potential toxicological, dermatological, physiological, or neurological damage caused by exposure to the product during its use, abuse, and misuse are not covered within the scope of this report. Also, our report is not intended as an evaluation of the biodegradability and non-toxic properties of the product as claimed.

EXECUTIVE SUMMARY: The sample is rated as GOOD, exhibiting good physical properties and performance characteristics for its intended use. The sample has good lubrication and corrosion resistance properties, along with penetration and cleaning characteristics.

It should be noted that the sample includes detailed use instructions (written in English only), along with precautions to be observed during use and a warning regarding flammability characteristics, a warning regarding watery eyes, headache and dizziness due to prolonged overexposure to the product, and a warning to keep product out of the reach of children. Consumer Testing Laboratories did not evaluate the appropriateness, validity and/or correctness of this labeling.

CONSUMER TESTING LABORATORIES, INC.

Laboratory Report No. N41548
Page 2

EVALUATION OF FINDINGS: The following observations are made:

1. The sample exhibits good physical properties, including an even spray pattern with negligible sputtering noted. The sample has a spray rate of 0.88 gms./pump and generally conforms to its labeled content, including 97.7 percent of its 22 oz. (650 MI). The sample emits an odor that is not unusually offensive, and produces a film that exhibits no evidence of gumminess, hardening, tackiness.

2. The sample exhibits good removability after spraying. There was no immediate damage to painted wood or steel surfaces. The sample provides good lubrication characteristics and performance characteristics; loosening jammed or frozen bolts, mechanisms, etc., stopping squeaky hinges, and provides good friction reduction qualities.

3. The sample displays good corrosion resistance with only some slight rust spotting noted on the treated steel bolt, while a similar untreated steel bolt used as control was completely covered with surface rust.

         The corrosion resistance test consisted of spraying a steel bolt, and then placing the bolt in a humidity chamber (100% RH, 120(degree) F) for a period of 72 hours.

4. The sample performs well in removing surface grime and certain stains, such as tar, crease, crayons, and certain dried out adhesives, etc.

5. The sample provides easy to follow and understand use instructions, including a list of various applications the penetrant/lubricant can be used on. The labeling also includes various caution/warning statements. All labeling is written in English only.

CONSUMER TESTING LABORATORIES, INC.

/s/ HEMANT PATEL                                /s/ STEWART A. SATTER
----------------------------                    ----------------------------
HEMANT PATEL                                    STEWART A. SATTER
VICE PRESIDENT & TECHNICAL MANAGER              PRESIDENT

HP:dk

NOTE:  Unless notified in writing,  all samples will be disposed of after thirty
(30) days.

CONSUMER TESTING LABORATORIES INC.  Soy Environmental Products, Inc.
                                   ----------------------------------
LABORATORY REPORT NO.: N41548
                      -------

                             SUMMARY OF TEST RESULTS

                              PUMP SPRAY LUBRICANTS
                              ---------------------

SAMPLE:    SoyClean Penetrant and Lubricant
-------------------------------------------

Content (oz.):
--------------
Labeled                                          22 oz. (650 ml)
Actual Useable                                   635 ml
% of Labeled                                     97.7

SPRAY SYSTEM
------------
Spray Pattern                                    Conical Mist
Delivery Rate (gms./sec.)                        0.88 grams/pump

PERFORMANCE
-----------
Corrosion Protection                             Good - In Humid Conditions
Removability                                     Good - Easily Wiped Clean
Lubricating Characteristics                      Good - Reduces Friction

OIL FILM CHARACTERISTICS
------------------------
Gumminess                                        None Noted
Tackiness                                        None Noted
Hardening                                        None Noted

ANTI-WEAR PROPERTIES                             Good
--------------------

CONTAINER LEAKAGE                                None Noted
-----------------

LABELING                                         Good - English Only
--------

OVERALL RATING                                   Good
--------------

CONSUMER TESTING LABORATORIES, INC.

         490 Neponset Street
         Canton, MA  02021
         617-828-8060  FAX 617-828-8518



TO:      Soy Environmental Products, Inc.
                  9135 Barton Street
                  Overland Park, KS 66214

ATTN:             Gary Haer

SUBJECT: One (1) Sample of Soy Clean Aerosol Graffiti Remover, Style No.: 05099,
Size: 11 oz., Manufactured by Soy Environmental Products, Inc., Made in USA.

REASON FOR ANALYSIS: Tests and evaluation of the sample from the viewpoint of physical properties and performance characteristics to verify claims made and evaluate the efficacy of its stain removal properties.

The report is not intended as an analysis of the composition of the product. Also, the potential toxicological, dermatological, physiological, or neurological damage caused by exposure to the product during its use, abuse, and misuse are not covered within the scope of this report. Also, our report is not intended as an evaluation of the biodegradability and non-toxic properties of the product as claimed.

EXECUTIVE SUMMARY: The sample is rated as GOOD, exhibiting good physical properties and performance characteristics for its intended use. The sample works well in removing spray paint, ink, and gum with ease from various non-porous surfaces, including glass, metal, and painted wood. However, stains on materials having porous surfaces, such as bricks and concrete require vigorous scrubbing and rinsing, as mentioned in the labeling, to remove them completely,

It should be noted that the sample includes detailed use instructions (written in English only), along with precautions to be observed during use and a warning regarding flammability characteristics, a warning regarding watery eyes, headache and dizziness due to prolonged overexposure to the product, and a warning to keep product out of the reach of children. Consumer Testing Laboratories did not evaluate the appropriateness, validity and/or correctness of this labeling/

CONSUMER TESTING LABORATORIES, INC.
Laboratory Report No. N41546
Page 2 -


EVALUATION OF FINDINGS: The following observations are made:

1. The sample exhibits good physical properties, including an even spray pattern with negligible sputtering noted. The sample has a spray rate of 40.2 gms./sec. and generally conforms to its labeled content, including 98.1 percent of its 312 g (11 oz.). The sample emits a slightly citrus odor that is not unusually offensive.

2. The sample demonstrates good performance characteristics in removing labeled stains, including paint, spray paint, ink, and gum on various surfaces, such as glass, metal, painted wood, bricks, and concrete. It should be noted that the removal of stains from bricks and concrete requires multiple cycles of vigorous scrubbing and rinsing. Also, when removing stains from painted wood and metal surfaces, it should be labeled that care is needed so that the original paint is not removed.

3. The sample provides easy to follow and understand use instructions, including a list of substrates the Graffiti Remover can be used on. The labeling also includes various caution/warning statements. All labeling is written in English only.

CONSUMER TESTING LABORATORIES, INC.

/s/ HEMANT PATEL                                /s/ STEWART A. SATTER
----------------------------                    ----------------------------
HEMANT PATEL                                    STEWART A. SATTER
VICE PRESIDENT & TECHNICAL MANAGER              PRESIDENT

HP:dk

NOTE:  Unless notified in writing,  all samples will be disposed of after thirty
(30) days.

CONSUMER TESTING LABORATORIES INC.  Soy Environmental Products, Inc.
                                   ----------------------------------
LABORATORY REPORT NO.: N41546
                      --------

                             SUMMARY OF TEST RESULTS

                                GRAFFITI REMOVER
                                ----------------


SAMPLE                                       SoyClean Graffiti Remover

Packaging: Style/Size                        Style: 05099/11 oz. (312 g.)
Product Form                                 Aerosol Can
Odor                                         Slightly Citrus/Not Offensive

CHEMISTRY
---------
Active Ingredients                           Labeled - from Soybean Oil
Physical Form                                Aerosol Spray-Mist
Water Solubility                             Rinses away with water

TEMPERATURE STABILITY
---------------------
High (120 degrees F - 24 Hrs.)               Do not store above 120 degrees F
Low (-10 degrees F - 24 Hrs.)                Best when used between 50 degrees
                                             - 90 degrees F

PERFORMANCE
-----------
Spray Paint: On Metal                        Good - Removed with ease
Spray Paint: On Painted Wood                 Good - Slight removal of base paint
Spray Paint: On Glass                        Good - Removed with ease
Spray Paint: On Brick/Concrete               Good - Required Vigorous
                                             Scrubbing/Rinsing
Effect on Base                               May Damage Painted Surfaces
Ease of Use                                  Good - Easy-to-Follow Instructions

OVERALL RATING                               Good
--------------

CONSUMER TESTING LABORATORIES, INC.

         490 Neponset Street
         Canton, MA  02021
         617-828-8060  FAX 617-828-8518



TO:      Soy Environmental Products, Inc.
                  9135 Barton Street
                  Overland Park, KS 66214

ATTN:             Gary Haer

SUBJECT: One (1) Sample of Soy Clean Aerosol Driveway, Sidewalk, and Patio Cleaner, Style No.: 07007, Size: 22 Oz. (650 ML), Manufactured by Soy Environmental Products, Inc., Made in USA.

REASON FOR ANALYSIS: Tests and evaluation of the sample from the viewpoint of physical properties and performance characteristics to verify claims made and evaluate the efficacy of its stain removal properties.

The report is not intended as an analysis of the composition of the product. Also, the potential toxicological, dermatological, physiological, or neurological damage caused by exposure to the product during its use, abuse, and misuse are not covered within the scope of this report. Also, our report is not intended as an evaluation of the biodegradability and i7on-toxic properties of the product as claimed.

EXECUTFVE SUMINIARY: The sample is rated as SATISFACTORY, downgraded from a good overall rating due to its inability to completely remove oil/grease stains from asphalt and concrete, as labeled. The cleaner does remove grease from non-porous surfaces, such as a barbecue or painted steel machinery.

it should be noted that the sample includes detailed use instructions (written in English only), along with precautions to be observed during use and a user's warning regarding dangerous properties of the product, including flammability characteristics, a warning regarding damage caused due to prolonged overexposure to the product, and a warning to keep product out of the reach of children. Consumer Testing Laboratories did not evaluate the appropriateness, validity and/or correctness of this labeling.

CONSUMER TESTING LABORATORIES, INC.
Laboratory Report No. N41547
Page 2 -


EVALUATION OF FINDINGS: The following observations are made:

1. The sample exhibits good physical properties, including an even spray pattern with negligible sputtering noted. The sample has a spray rate of 0.87gms./pump. The sample does not conform to its labeled content of 22 oz. (650 MI). The sample contained 550 MI or 84.6 percent of its labeled size. The sample is white in color and does not emit an odor that is unusually offensive.

2. The sample demonstrates satisfactory performance characteristics, downgraded due to its inability to completely remove oil/grease stains on asphalt or concrete as labeled. The directions were followed and the cycle repeated three times, but a noticeable dark area remained. The sample does perform well on painted metal surfaces, including a barbecue and greasy machinery. The directions were followed and the grease was removed completely.

3. The sample provides easy to follow and understand use instructions, including a list of substrates the cleaner can be used on. The labeling also includes various caution/warning statements. All labeling is written in English only.





CONSUMER TESTING LABORATORIES, INC.

----------------------------                     -------------------------------
HEMANT PATEL                                     STEWART A. SATTER
VICE PRESIDENT & TECHNICAL MANAGER               PRESIDENT

HP:dk

NOTE:  Unless notified in writing,  all samples will be disposed of after thirty
(30) days.

CONSUMER TESTING LABORATORIES INC.   Soy Environmental Products, Inc.
                                    ----------------------------------
LABORATORY REPORT NO.: N41547
                      --------

                             SUMMARY OF TEST RESULTS

                             GREASE AND TAR REMOVER
                             ----------------------

Sample                                     Driveway, Sidewalk and Patio Cleaner

Packaging: Style/Size                      Style: 07007/22 oz. Trigger Spray
                                           Bottle

Contents, Labeled/Actual                   22 oz. (650 ml)/5550 ml

Product Form                               Milk-White Liquid

Odor                                       Slightly Citrus/Not Offensive

CHEMISTRY
---------
Active Ingredients                         Labeled - from Soybean Oil

PH                                         6.10

Water Solubility                           Rinses away with water

TEMPERATURE STABILITY
---------------------
High (120 degrees F - 24 Hrs.)             Labeled - For Best Results,
                                           Use between 50 degrees - 90 degrees F
Low (-10 degrees F - 24 Hrs.)                   "            "            "

PERFORMANCE
-----------
Tar                                        Satisfactory - Leaves Noticeable
                                           Residue

Grease/Oil                                 Satisfactory - Stain Remains
                                           Slightly

Effects on Surfaces                        Good - when following instructions

Ease of Use                                Good - Spray-On/Hose-Off

Instructions                               Good - English Only

OVERALL RATING                             Good
--------------

COMMENTS                   Downgraded   due  to   remaining   stain  on  asphalt
                           following multiple removal attempts.